Exhibit 10.1

RESTRICTED STOCK UNIT GRANT AGREEMENT

1.    Grant of Award. World Fuel Services Corporation, a Florida corporation (the “Company”) has awarded to [ ] (the “Participant”), effective as of [ ] (the “Grant Date”), [ ] restricted stock units (the “RSUs”) corresponding to the same number of shares (the “Shares”) of the Company’s common stock, par value US$0.01 per share (the “Common Stock”). The RSUs have been granted under the Company’s 2020 Omnibus Plan (the “Plan”), which is incorporated herein for all purposes, and the grant of RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any Shares (or any other securities of the Company), the Participant agrees to be bound by all of the terms and conditions set forth in this Agreement and in the Plan.
2.    Definitions. Capitalized terms and phrases used in this Agreement shall have the meaning set forth below. Capitalized terms used herein and not defined in this Agreement, shall have the meaning set forth in the Plan.
(a)    “Cause” means:
(i)    the failure by the Participant to perform, in a reasonable manner, his or her duties as assigned by the Company or any Subsidiary;
(ii)    any violation or breach by the Participant of his or her employment agreement, consulting or other similar agreement with the Company or any Subsidiary (or successor company), if any;
(iii)    any actual or threatened violation or breach by the Participant of any non-competition, non-solicitation, non-disclosure and/or other similar agreement with the Company or any Subsidiary;
(iv)    any violation or breach by the Participant of the Company’s Code of Conduct or any other Company policy;
(v)    any act by the Participant of dishonesty or fraud that injures the reputation or business of, or causes harm to, the Company or any Subsidiary (or successor company);
(vi)    the Participant’s impeding of, interfering with, or failing to reasonably cooperate with an investigation authorized by the Company or any Subsidiary or Affiliate; or
(vii)    the conviction of, or entry of a plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude.
The good faith determination by the Committee of whether the Participant’s employment or service was terminated for “Cause” shall be final and binding for all purposes hereunder. Notwithstanding the foregoing, the definition of “Cause” shall, following a Change of Control, be modified so that (x) clause (i) shall no longer be applicable, and (y) clauses (ii) through (vi) above will be deemed to have the term “materiality” inserted as a qualifier to each instance of violation, breach or other misconduct by the Participant.

Exhibit 10.1
(b)    “Committee” means the Compensation Committee of the Board of Directors of the Company.
(c)    “Disability” means the inability of the Participant, due to illness, accident or any other physical or mental incapacity, to perform, with or without reasonable accommodation, the essential functions of his or her employment duties for the Company and its Subsidiaries for an aggregate of one hundred eighty (180) days within any period of twelve (12) consecutive months, as determined by a physician satisfactory to the Company, which determination will be final and binding; provided that, in the case of any payments or benefits that are subject to Section 409A, such circumstances shall only constitute “Disability” if to the extent they constitute Disability within the meaning of Treasury Regulation Section 1.409A-3(i)(4).
(e)    “Good Reason” means the occurrence of any of the following within two (2) years after the occurrence of a Change of Control:
(i) the assignment to the Participant of regular duties inconsistent in any material respect with the Participant’s then-current position (including status, title and reporting requirements), authority, duties or responsibilities, or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an action not taken in bad faith and which is remedied by the Company promptly after written notice thereof given by the Participant;
(ii) any reduction in, or failure to pay, the Participant’s base salary, other than a reduction or failure that is remedied by the Company within 15 days after notice thereof given by the Participant;
(iii) any failure by the Company to provide the Participant with Bonus and equity opportunities, or employee benefits and perquisites in the aggregate, that are not less than those provided to the Participant in the calendar year immediately preceding the Change in Control, other than a failure not occurring in bad faith and that is remedied by the Company within 15 days after receipt of notice thereof given by the Participant; or
(iv) the Company’s requiring the Participant to be based at any office or location outside of Miami-Dade or Broward County, Florida, except for travel reasonably required in the performance of the Participant's responsibilities, consistent with the Participant’s position.
Notwithstanding the foregoing, none of the circumstances described above shall constitute Good Reason unless (i) the Participant provides the Company with written notice specifying in reasonable detail the circumstances alleged to constitute Good Reason within ninety (90) days of the initial existence of any such circumstances, (ii) the Company fails to remedy the circumstances within the thirty (30) days following its receipt of such notice and (iii) the Participant actually terminates employment within the six (6) months following the initial existence of such circumstance.
(f) “Section 409A” means Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder.
(g)    “Termination Date” means the date on which the Participant is no longer an employee of the Company or any Subsidiary.

Exhibit 10.1
3.    Vesting and Forfeiture of Shares.
(a)    Subject to the provisions of this Section 3, if the Participant is continuously employed by the Company or any Subsidiary from the Grant Date through and until any of the dates (the “Vesting Date”) set forth in the vesting schedule attached hereto as Exhibit A (the “Vesting Schedule”), then the RSUs shall become vested as set forth in the Vesting Schedule on the applicable Vesting Date. Except as otherwise provided in this Section 3, there shall be no proportionate or partial vesting of the RSUs prior to the applicable Vesting Date.
(b)    The vesting of the RSUs (or, if applicable, Acquirer RSUs (as defined below)) shall be accelerated if and to the extent provided in this Section 3(b):
(i)    The RSUs shall immediately vest upon the occurrence of a Change of Control of the Company while the Participant is employed by the Company or any Subsidiary. Notwithstanding the foregoing, if in the event of a Change of Control the successor company assumes or substitutes the RSUs as of the date of the Change of Control, then the vesting of the RSUs that are assumed or substituted shall not be so accelerated as a result of such Change of Control. For this purpose, the RSUs shall be considered assumed or substituted only if (A) the RSUs that are assumed or substituted vest at the times that such RSUs would vest pursuant to this Agreement, and (B) following the Change of Control, the RSUs confer the right to receive, for each unvested RSU held immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received by holders of Shares in the transaction constituting a Change of Control for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or its parent or subsidiary, the Company may provide that the consideration to be received upon the vesting of any RSU will be solely common stock of the successor company or its parent or subsidiary substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change of Control. The determinations of (1) whether the RSUs shall be assumed or substituted or shall accelerate vesting in accordance with this Section 3(b)(i) and (2) in the event of an assumption or substitution, such substantial equality of value of consideration shall be made by the Compensation Committee of the Company (the “Committee”) in its sole discretion and its determinations shall be conclusive and binding. The award resulting from the assumption or substitution of the RSUs by the successor company shall be referred to hereafter as the “Acquirer RSUs”.
(ii) In the event that the Participant’s employment with the Company and its Subsidiaries is terminated due to the Participant’s death or Disability prior to the applicable Vesting Date and (A) prior to a Change of Control, the Participant shall immediately vest upon the Termination Date in a pro-rated portion of the RSUs determined in accordance with Section 3(c) hereof, and the balance of the RSUs shall be immediately forfeited upon the Termination Date, or (B) within the two (2) year period following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer RSUs to the extent unvested as of the Termination Date.
(iii) In the event that the Participant’s employment with the Company or its Subsidiaries is terminated by the Company or its Subsidiaries without Cause prior to the applicable Vesting Date and (A) prior to a Change of Control, the Participant shall immediately

Exhibit 10.1
vest upon the Termination Date in a pro-rated portion of the RSUs determined in accordance with Section 3(c) hereof, and the balance of the RSUs shall be immediately forfeited upon the Termination Date, or (B) within the two (2) year period following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer RSUs to the extent unvested as of the Termination Date.
(iv)     In the event that the Participant’s employment with the Company or its Subsidiaries is terminated by the Participant for Good Reason prior to the applicable Vesting Date and on or within the two (2) year period following a Change of Control, the Participant shall immediately vest upon the Termination Date in all outstanding Acquirer RSUs to the extent unvested as of the Termination Date.
(c)    For purposes of Section 3(b)(ii) and (iii), the pro-rated portion shall be calculated by multiplying the number of RSUs set forth in Section 1 hereof by a fraction, the numerator of which shall be the number of days which have elapsed between the Grant Date and the Termination Date, and the denominator of which shall be the total number of days between the Grant Date and the final vesting Date set forth in the Vesting Schedule; provided, however, that if the Termination Date occurs after any Vesting Date set forth in the Vesting Schedule, then the pro-rated portion shall be reduced by the number of RSUs that vested prior to the Termination Date in accordance with the Vesting Schedule.
(d)    In the event that the Participant’s employment with the Company and its Subsidiaries is terminated prior to the applicable Vesting Date for any other reason not specified in Section 3(b)(ii), (iii) or (iv), then the Participant shall immediately forfeit all of the unvested RSUs (or, if applicable, Acquirer RSUs).
(e)    Termination of employment with the Company (or, if applicable, the successor company) to accept immediate re-employment with a Subsidiary, or vice-versa, or termination of employment with a Subsidiary to accept immediate re-employment with a different Subsidiary, shall not be deemed termination of employment for purposes of this Section 3. Nothing in this Section 3 or this Agreement shall be deemed to limit or modify any non-competition, confidentiality or non-solicitation restrictions that the Participant is already subject to, which restrictions shall continue to be separately enforceable in accordance with their terms.
4. Adjustment. The number of RSUs (or, if applicable, Acquirer RSUs) are subject to adjustment by the Committee in the event of any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of the Common Stock or the payment of a stock dividend on Common Stock, or any other increase or decrease in the number of Shares effected without receipt or payment of consideration by the Company.
5.    Settlement of Awards.
(a)    Delivery of Shares. The Company shall deliver the Shares corresponding to the vested RSUs (or, if applicable, Acquirer RSUs) to the Participant within 30 days following the applicable Vesting Date; provided, however, that (i) in the event of the Participant’s termination of employment (A) due to death or Disability or (B) on or within the two (2) year period following a Change of Control, by the Company without Cause or by the Participant for Good Reason, the Company shall deliver the Shares corresponding to the vested RSUs (or, if applicable, Acquirer RSUs) to the Participant within 30 days following such Termination Date, (ii) in the event of a

Exhibit 10.1
Change of Control pursuant to which the RSUs accelerate vesting in accordance with the first sentence of Section 3(b)(i) of this Agreement, the Company shall deliver the Shares or shall have been deemed to deliver the Shares corresponding to the vested RSUs to the Participant upon such Change of Control. In the event of a Change of Control pursuant to which the RSUs are assumed or substituted in accordance with Section 3(b)(i) of this Agreement, all references in this Section 5(a) to (x) the Company shall be to the successor company and (y) Shares shall be to the consideration corresponding to Acquirer RSUs.
(b)    Death of Participant. By written notice to the Company’s Secretary, the Participant may designate a beneficiary or beneficiaries to whom any vested RSUs (or, if applicable, Acquirer RSUs) and the Participant’s Cash Account (as defined below) shall be transferred upon the death of the Participant. In the absence of such designation, or if no designated beneficiary survives the Participant, such vested RSUs (or, if applicable, Acquirer RSUs) and the Participant’s Cash Account shall be transferred to the legal representative of the Participant’s estate. No such transfer of the RSUs (or, if applicable, Acquirer RSUs), or the right to convert the Shares corresponding to such RSUs (or, if applicable, shares corresponding to Acquirer RSUs) or the conversion of any portion thereof into Common Stock (or, if applicable, Acquirer shares), shall be effective to bind the Company unless the Company shall have been furnished with (i) written notice thereof, (ii) a copy of the will and/or such evidence as the Company deems necessary to establish the validity of such transfer or right to convert, and (iii) an executed agreement by the transferee, administrator, or executor (as applicable) to (A) comply with all the terms of this Agreement that are or would have been applicable to the Participant and (B) be bound by the acknowledgements made by the Participant in connection with this grant.
(c)    Settlement Conditioned Upon Satisfaction of Tax Obligations. Notwithstanding the foregoing, the Company’s obligation to deliver any consideration pursuant to this Section 5 shall be subject to, and conditioned upon, satisfaction of the Participant’s obligations relating to the applicable federal, state, local and foreign withholding or other taxes pursuant to Section 9 hereof.
6.    Rights with Respect to Shares Represented by RSUs.
(a)    No Rights as Shareholder until Delivery. Except as otherwise provided in this Section 6, the Participant shall not have any rights, benefits or entitlements with respect to any Shares subject to this Agreement unless and until the Shares have been delivered to the Participant. On or after delivery of the Shares, the Participant shall have, with respect to the Shares delivered, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive all dividends, if any, as may be declared on the Shares from time to time.
(b)    Dividend Equivalents.
(i)    Cash Dividends. As of each date on which the Company pays a cash dividend with respect to its Shares, the Company shall credit to a bookkeeping account (the “Cash Account”) for the Participant an amount equal to the cash dividend that would have been payable with respect to the Shares corresponding to the RSUs (or, if applicable, shares corresponding to Acquirer RSUs), excluding any RSUs (or, if applicable, Acquirer RSUs) which have been forfeited, as if those Shares had been issued and outstanding as of the dividend payment date. Upon the vesting of any RSUs (or, if applicable, Acquirer RSUs) hereunder, the

Exhibit 10.1
Participant shall vest in and have the right to receive that portion of the Cash Account which relates to any such vested RSUs (or, if applicable, Acquirer RSUs). The value of the Participant’s Cash Account shall vest and be distributable to the Participant at the same time as the RSUs (or, if applicable, Acquirer RSUs) vest and the Shares corresponding to the vested RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) are distributed to the Participant.
(ii)    Stock Dividends. As of each date on which the Company pays a stock dividend with respect to its Shares, the Shares corresponding to the RSUs shall be increased by the stock dividend that would have been payable with respect to the Shares that correspond to the RSUs, and shall be subject to the same vesting requirements as the RSUs to which they relate and, to the extent vested, shall be distributed at the same time as the Shares corresponding to vested RSUs are distributed.
7.    Transfers. The Participant may not, directly or indirectly, sell, pledge or otherwise transfer any RSUs or Acquirer RSUs or any rights with respect to the Cash Account.
8.    Registration Statement. The Participant acknowledges and agrees that the Company has filed a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), to register the Shares under the 1933 Act. The Participant acknowledges receipt of the Prospectus prepared by the Company in connection with the Registration Statement. Prior to conversion of the RSUs into Shares, the Participant shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state or non-U.S. securities law.
9.    Taxes; Potential Forfeiture.
(a)    Payment of Taxes. On or prior to the date on which any Shares corresponding to any vested RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) are delivered or the Participant’s vested Cash Account is paid, the Participant shall remit to the Company an amount sufficient to satisfy any applicable federal, state, local and foreign withholding or other taxes. No certificate for any Shares corresponding to any RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) that have vested, uncertificated shares or any cash attributable to the Participant’s Cash Account, shall be delivered or paid to the Participant until the foregoing obligation has been satisfied.
(b)    Alternative Payment Methods and Company Rights. The Company or Participant may, at its, his or her option, permit the Participant to satisfy his or her obligations under this Section 9, by tendering to the Company a portion of the Shares (or, if applicable, consideration corresponding to Acquirer RSUs) that otherwise would be delivered to the Participant pursuant to the RSU (or, if applicable, Acquirer RSUs) ; provided, however, that, in the event the Participant elects to satisfy his or her obligations by surrendering a portion of such Shares, such election shall be binding on the Company. In the event that the Participant fails to satisfy his or her obligations under this Section 9, the Participant agrees that the Company shall have the right to satisfy such obligations on the Participant’s behalf by taking any one or more of the following actions (such actions to be in addition to any other remedies available to the Company): (1) withholding payment of any fees or any other amounts payable to the Participant, (2) selling all or a portion of the Shares underlying the RSUs (or, if applicable, consideration underlying Acquirer RSUs) in the open market or (3) withholding and canceling all or a portion of the Shares corresponding to the vested RSUs (or, if applicable, consideration corresponding to

Exhibit 10.1
Acquirer RSUs). Any acquisition of Shares corresponding to RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) by the Company as contemplated hereby is expressly approved by the Committee as part of the approval of this Agreement. .
(c)    Forfeiture for Failure to Pay Taxes. If and to the extent that the Participant fails to satisfy his or her obligations under this Section 9 and the Company does not exercise its right to satisfy those obligations under Section 9(b) hereof with respect to any RSUs (or, if applicable, Acquirer RSUs) or any portion of the vested Cash Account within 30 days after the date on which the Shares corresponding to the vested RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) or vested Cash Account otherwise would be delivered pursuant to Sections 5 and 6(b) hereof, as applicable, the Participant immediately forfeits any rights with respect to the portion of the RSUs (or, if applicable, Acquirer RSUs) or vested Cash Account to which such failure relates.
10.    Stock Retention Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to retain ownership of one-half (50%) of the Shares underlying the RSUs acquired by the Participant hereunder (net of the number of Shares that the Company determines to withhold or that the Participant is permitted to tender, in each case, pursuant to Section 9 hereof to satisfy applicable tax withholding requirements), for a period of three (3) years after vesting of such RSUs (or until the Participant’s employment with, and services for, the Company and its Subsidiaries terminates, if earlier). The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control to any Shares acquired by the Participant hereunder.
11. Stock Ownership Policy. The Participant understands that the Committee has adopted a policy that requires the Participant to own a multiple of the Participant’s base salary, determined by leadership level, in Shares. The Participant agrees to comply with such policy and any modifications thereof that may be adopted by the Committee from time to time. Notwithstanding the foregoing, such policy shall not apply following a Change of Control.
12.    No Effect on Employment. Except as otherwise provided in any employment agreement with the Participant, if any, the Participant’s employment with the Company and any Subsidiary is on an at- or will basis only. Accordingly, subject to the terms of any such employment agreement, nothing in this Agreement or the Plan shall confer upon the Participant any right to continue to be employed by the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company or any Subsidiary, which are hereby expressly reserved, to terminate the employment of the Participant at any time for any lawful reason whatsoever or for no reason, with or without Cause and with or without notice. Such reservation of rights can be modified only in an express written contract executed by a duly authorized officer of the Company.
13.    Other Benefits. Except as provided below, nothing contained in this Agreement shall affect the Participant’s right to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company or any Subsidiary.
14.    Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Exhibit 10.1
15.    Plan Governs. This Agreement is subject to all of the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.
16.    Governing Law/Jurisdiction. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to any conflict-of-law rule or principle that would give effect to the laws of another jurisdiction. Any dispute, controversy, or question of interpretation arising under, out of, in connection with, or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be submitted to, and determined and settled by, litigation in the state or federal courts in Miami-Dade County, Florida. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any litigation in Miami-Dade County, Florida.
17.    Authority. The Committee (and, upon delegation by the Committee, the Company) shall have all discretion, power, and authority to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith. All actions taken and all interpretations and determinations made by the Committee (or, if applicable, the Company) in good faith shall be final and binding upon the Participant, the Company and all other interested persons, and shall be given the maximum deference permitted by law. No member of the Committee (or, if applicable, officer of the Company) shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Captions. The captions provided herein are for convenience only and are not to serve as a basis for the interpretation or construction of this Agreement.
19.    Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.
20.    Miscellaneous. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not executing this Agreement in reliance on any promises, representations, or inducements other than those contained herein. This Agreement and the Plan can be amended or terminated by the Company to the extent permitted under the Plan. Amendments hereto shall be effective only if set forth in a written statement or contract, executed by a duly authorized member of the Committee (or, if applicable, officer of the Company). The Participant shall at any time and from time to time after the date of this Agreement, do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may reasonably be required to give effect to the terms hereof, or otherwise to satisfy and perform Participant’s obligations hereunder. This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
21.    Compliance with Section 409A.

Exhibit 10.1
(a)    If and to the extent that the Company believes that the RSUs (including, if applicable, Acquirer RSUs) or rights to the Cash Account may constitute a “nonqualified deferred compensation plan” under Section 409A, the terms and conditions set forth in this Agreement (and/or the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with the applicable requirements of Section 409A, and the Company, in its sole discretion and without the consent of the Participant, may amend this Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Company determines necessary or appropriate to comply with applicable requirements of Section 409A.
(b)    If and to the extent required to comply with Section 409A:
            (i)    Payments or delivery of Shares (or, if applicable, consideration in respect of Acquirer RSUs) or cash in respect of the Participant’s Cash Account under this Agreement may not be made earlier than (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in this Agreement at the date of the deferral of such compensation or (y) a “change in the ownership or effective control” of the corporation, or in the “ownership of a substantial portion of the assets” of the corporation;
            (ii)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and
(iii)    If the Participant is a “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A that are applicable to this Agreement.
        (c)    Notwithstanding the foregoing, the Company does not make any representation to the Participant that any consideration awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary for any tax, additional tax, interest or penalties that the Participant or any beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, that either is consented to by the Participant or that the Company reasonably believes should not result in a violation of Section 409A, is deemed to violate any of the requirements of Section 409A.
22.    Unfunded Agreement. The rights of the Participant under this Agreement with respect to the Company’s obligation to distribute Shares corresponding to vested RSUs (or, if applicable, consideration corresponding to Acquirer RSUs) and the value of the Participant’s vested Cash Account, if any, shall be unfunded and shall not be greater than the rights of an unsecured general creditor of the Company.

Exhibit 10.1
[Signature Page Follows]

Exhibit 10.1
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.
WORLD FUEL SERVICES CORPORATION

By: ____________________________
Name:__________________________
Title:____________________________

PARTICIPANT

Signature:
Name:

Exhibit 10.1
EXHIBIT “A”
VESTING SCHEDULE

33% of the RSUs shall vest on the first (1st) anniversary of the Grant Date.
33% of the RSUs shall vest on the second (2nd) anniversary of the Grant Date.
34% of the RSUs shall vest on the third (3rd) anniversary of the Grant Date.